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                                  EXHIBIT 10.35


                     CERTIFIED COPY OF CORPORATE RESOLUTIONS

        At a meeting of the Board of Directors of Arrow International, Inc. ("Corporation"), a corporation organized under the laws of the Commonwealth of Pennsylvania, duly held on October 27, 2004 at which a quorum was present, the following resolutions were adopted, which have not been modified or rescinded, and which are in full force and effect. Said resolutions are not in conflict with or in contravention of the by-laws, charter, or articles of incorporation of the Corporation, and are in accord therewith.

                WHEREAS, the management of the Corporation and this Board's Compensation and Human Resources Committee have determined and recommended to this Board that it would be in the best interest of the Corporation to adopt and approve the provision of certain additional benefits to eligible employees of the Corporation who elect to retire on or between November 10, 2004 and January 31, 2005 (such benefits are hereinafter referred to as the "Early Retirement Incentive Program"); and

                WHEREAS, the Early Retirement Incentive Program shall provide that any salaried exempt and non-exempt employees in the Corporation's three (3) locations in the Reading, Pennsylvania vicinity who (a) attain age fifty-seven (57) or older on or before January 31, 2005 (and are age fifty-seven (57) or older on their retirement effective date), (b) have at least five (5) years of vesting service under the Retirement Plan for Salaried Employees of Arrow International, Inc. ("Salaried Plan") as of January 31, 2005, (c) elect to retire on or between November 10, 2004 and January 31, 2005, and (d) who agree to execute an agreement and release of any and all claims against the Corporation, will receive payments (subject to tax withholding) equal to (i) two (2) weeks pay for each one (1) year of service with the Corporation and (ii) a lump sum payment of $20,000; and

                WHEREAS, this Board has reviewed a chart prepared by management which sets forth those employees of the Corporation who would be eligible to obtain the benefits of the Early Retirement Incentive Program and the sums which would be paid to any such retiring employee pursuant to the Early Retirement Incentive Program; and

                WHEREAS, in conjunction with its recommendation of the Early Retirement Incentive Program, the Compensation and Human Resources Committee of this Board has also recommended the approval of the following, which shall take effect and shall be applied as to any eligible employee who elects to retire under the Early Retirement Incentive Program and who agrees to execute an agreement and release of any and all claims against the Corporation: (a) an amendment to the Salaried Plan providing that such eligible employees shall, for purposes of the Salaried Plan, be treated as if such employee retired at age sixty-five (65) without any reduction for early commencement of benefits under Salaried Plan (the "Pension Amendment"), (b) the adoption of a severance plan providing for payments (subject to tax withholding) equal to (i) two (2) weeks pay for each one (1) year of service with the Corporation and (ii) a lump sum payment of $20,000, (c) the vesting of such employee's stock options, under the Corporation's 1992 Stock Incentive Plan or 1999 Stock Incentive Plan, which are unvested as of the effective date of retirement under the Early Retirement Incentive Program, if any, shall be accelerated so as to vest on the effective date of such employee's retirement (the "Stock Option Amendment").

                WHEREAS, the Early Retirement Incentive Program has been presented to and received the approval of the Compensation and Human Resources Committee of this Board and this Board desires, by adopting these Resolutions, to adopt and approve the Early Retirement Incentive Program.

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                NOW, THEREFORE, it is hereby RESOLVED, as follows:

                RESOLVED, that the Early Retirement Incentive Program is hereby approved.

                FURTHER RESOLVED, that any one or more of the (a) Chairman of the Board and Chief Executive Officer, (b) President and Chief Operating Officer, (c) Senior Vice President-Finance and Chief Financial Officer,
        (d) Vice President, Secretary and Treasurer, or (e) Senior Vice President-Human Resources of this Corporation, or their delegates, are hereby authorized to execute, deliver and perform, on behalf of the Corporation, such notices, agreements, plan amendments, releases and other documents, in such form as he or they may approve, to effectuate the terms of these Resolutions.

                FURTHER RESOLVED, that any of the above-named officers of the Corporation, or their delegates, be and hereby are authorized to take or cause to be taken any such actions as any such officer or officers deem necessary or advisable to carry out and perform the terms and intentions of the foregoing Resolutions.

                FURTHER RESOLVED, that the Directors of this Corporation hereby approve, ratify and confirm all actions heretofore taken by any officers, agents or representatives of this Corporation in connection with the undertakings herein contemplated.

                FURTHER RESOLVED, that the Secretary of the Corporation or any Assistant Secretary of the Corporation is hereby authorized and directed to certify a copy of the foregoing Resolutions to such persons as the aforesaid officers of this Corporation deem necessary in order to effectuate the purposes of such Resolutions and such certified copy shall be conclusive evidence of the aforesaid authorizations.

        I, John C. Long, Secretary of the Corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that the foregoing is a full, true and correct copy of resolutions of the Board of Directors of the Corporation, duly and regularly called and held on the 27th day of October, 2004, at which meeting a quorum of the Board of Directors of the Corporation was at all times present and acting.

        IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary, and affixed the corporate seal of said Corporation this 29th day of October, 2004.



(CORPORATE SEAL)           /s/ John C. Long
Name: John C. Long         --------------------------
Title: Secretary